Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE DISTRIBUTION

Contact:	Brad Pedersen CEO, President, and Director Phone: 973-602-1001

BREEZE-EASTERN REPORTS FISCAL 2012 and FOURTH QUARTER RESULTS

Whippany, New Jersey – June 12, 2012 – Breeze-Eastern Corporation (NYSE MKT: BZC) today reported its fiscal 2012 financial results.

•	Net sales: $84.9 million, a company record high, versus $78.2 million for fiscal 2011.

•	Engineering product development discontinuance and qualification unit obsolescence accruals of $4.4 million pretax which is $2.6 million after tax, or $0.27 per diluted share.

•	Net income: $3.8 million, or $0.39 per diluted share, versus $5.0 million, or $0.53 per diluted share, last year.

•	Adjusted EBITDA, (as described under “Non-GAAP Financial Measures” in this press release): $8.7 million, versus $11.9 million in fiscal 2011.

•	Debt: net cash of $2.0 million, $7.1 million favorable to net debt of $5.1 million a year ago.

•	Cash: $12.7 million, versus $6.4 million a year ago.

•	Bookings: $65.0 million, versus $79.2 million in fiscal 2011. The book-to-bill ratio for fiscal 2012 was 0.8 and 1.0 for fiscal 2011.

For the fiscal 2012 fourth quarter, the financial results follow.

•	Net sales: $29.2 million, a company record high, versus $26.9 million in last year’s fiscal fourth quarter.

•	Engineering product development discontinuance and qualification unit obsolescence accruals described above occurred in the fiscal fourth quarter.

•	Net income: $1.0 million, or $0.10 per diluted share, versus $2.8 million, or $0.30 per diluted share, in the fiscal 2011 fourth quarter.

•	Adjusted EBITDA: $2.4 million, versus $5.8 million in the fiscal 2011 fourth quarter.

•	Bookings: $21.8 million, versus $25.3 million in the fiscal 2011 fourth quarter.

35 Melanie Lane — Whippany — New Jersey 07981

Tel: (973) 602-1001 — Fax: (973) 739-9333 — www.breeze-eastern.com

Breeze-Eastern Corporation – June 12, 2012

Fiscal 2012 Fourth Quarter and Full Fiscal Year Earnings Release

Brad Pedersen, Chief Executive Officer and President, said, “Our cash flow continues to be strong, and our balance sheet became a more powerful strategic asset during the year. Operating cash flow was $9.7 million which we used to build our cash balance by $6.3 million to $12.7 million. Our cash balance now exceeds debt by $2.0 million, compared with net debt of $5.1 million last year.”

Mr. Pedersen continued, “Our profitability was reduced by higher engineering costs for new product development, extended product development times, and accruals for project termination, delay, and qualification unit obsolescence costs. Looking ahead to fiscal 2013, our new product development costs are not expected to be much different from last year as we are dedicated to meeting customer commitments. At the same time, reduced orders seen last year will impact sales in fiscal 2013 and we face uncertain U.S. Government spending levels. In fiscal 2013 we expect to continue to be profitable, but well below fiscal 2012 levels, and fund engineering new product development from internally-generated cash flow.”

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The Company will conduct a conference call at 2:00 PM EDT on Tuesday, June 12, 2012 with the following numbers: (800) 901-5241 or (617) 786-2963 and passcode 76703132.

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Breeze-Eastern Corporation (http://www.breeze-eastern.com) is a leading global designer and manufacturer of high performance lifting and pulling devices for military and civilian aircraft, including rescue hoists, winches and cargo hooks, and weapons-lifting systems. The Company employs approximately 180 people at its facilities in Whippany, New Jersey.

Breeze-Eastern Corporation – June 12, 2012

Fiscal 2012 Fourth Quarter and Full Fiscal Year Earnings Release

Non–GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company also discloses Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, other income/expense, loss on debt extinguishment, and relocation expense). The Company presents Adjusted EBITDA because it considers it an important supplemental measure of performance. Measures similar to Adjusted EBITDA are widely used by the Company and by others in the Company’s industry to evaluate performance and valuation. The Company believes Adjusted EBITDA facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structure (affecting relative interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). The Company also presents Adjusted EBITDA because it believes it is frequently used by investors and other interested parties as a basis for evaluating performance.

Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of the limitations of Adjusted EBITDA are that (i) it does not reflect the Company’s cash expenditures for capital assets, (ii) it does not reflect the significant interest expense or cash requirements necessary to service interest or principal payments on the Company’s debt, and (iii) it does not reflect changes in, or cash requirements for, the Company’s working capital. Furthermore, other companies in the aerospace and defense industry may calculate these measures differently than the manner presented above. Accordingly, the Company focuses primarily on its GAAP results and uses Adjusted EBITDA only supplementally. A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, for the three and twelve months ended March 31, 2012 is shown in the tables below.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our future operating performance, financial results, events, trends and plans. All statements in this news release other than statements of historical facts are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties. We have attempted to identify any forward-looking statements by using words such as “anticipates,” “believes,” “could,” “expects,” “intends,” “may,” “should” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause our actual results, events or financial positions to differ materially from those included within the forward-looking statements. Such factors include, but are not limited to competition from other companies; changes in applicable laws, rules, and regulations affecting the Company in the locations in which it conducts its business; interest rate trends; a decrease in the United States government defense spending, changes in spending allocation or the termination, postponement, or failure to fund one or more significant contracts by the United States government or other customers; changes in our sales strategy and product development plans; changes in the marketplace; developments in environmental proceedings that we are involved in; continued services of our executive management team; status of labor relations; competitive pricing pressures; market acceptance of our products under development; delays in the development of products; determination by us to dispose of or acquire additional assets; general industry and economic conditions; events impacting the U.S. and world financial markets and economies; and those specific risks disclosed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, and other filings with the Securities and Exchange Commission. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

Breeze-Eastern Corporation – June 12, 2012

Fiscal 2012 Fourth Quarter and Full Fiscal Year Earnings Release

BREEZE-EASTERN CORPORATION

STATEMENTS OF CONSOLIDATED OPERATIONS

(In Thousands of Dollars Except Share Data)

	Three Months Ended		Twelve Months Ended
	3/31/12	3/31/11	3/31/12	3/31/11

Net sales	$29,215	$26,940	$84,942	$78,200
Cost of sales	17,299	15,572	49,728	47,248

Gross profit	11,916	11,368	35,214	30,952

Selling, general, and administrative expenses	4,023	3,799	15,661	14,361
Engineering expense	6,056	2,606	12,531	6,923
Relocation expense	—	—	—	211

Operating income	1,837	4,963	7,022	9,457

Interest expense	80	143	396	694
Other expense-net	20	37	109	213

Income before income taxes	1,737	4,783	6,517	8,550

Provision for income taxes	733	1,942	2,741	3,524

Net income	$1,004	$2,841	$3,776	$5,026

Basic earnings per share:	$0.11	$0.30	$0.40	$0.53
Diluted earnings per share:	$0.10	$0.30	$0.39	$0.53

Weighted average basic shares	9,490,000	9,429,000	9,473,000	9,414,000
Weighted average diluted shares	9,583,000	9,484,000	9,593,000	9,443,000

BALANCE SHEET INFORMATION

(In Thousands of Dollars)

	3/31/12	3/31/11

Current assets	$56,337	$47,756
Fixed assets – net	7,620	8,351
Other assets	15,894	22,041

Total assets	$79,851	$78,148

Current portion of long-term debt and short term borrowings	$2,464	$—
Other current liabilities	14,068	15,380

Total current liabilities	16,532	15,380
Long-term debt	8,215	11,500
Other non-current liabilities	16,952	17,835
Stockholders’ equity	38,152	33,433

Total liabilities and stockholders’ equity	$79,851	$78,148

Breeze-Eastern Corporation – June 12, 2012

Fiscal 2012 Fourth Quarter and Full Fiscal Year Earnings Release

Reconciliation of Reported Income to Adjusted EBITDA

(In Thousands of Dollars)

	Three Months Ended		Twelve Months Ended
	3/31/12	3/31/11	3/31/12	3/31/11

Net sales	$29,215	$26,940	$84,942	$78,200
Cost of sales	17,299	15,572	49,728	47,248

Gross Profit	11,916	11,368	35,214	30,952

Selling, general and administrative expenses	4,023	3,799	15,661	14,361
Engineering expense	6,056	2,606	12,531	6,923
Relocation expense	—	—	—	211

Operating income	1,837	4,963	7,022	9,457

Add back: Depreciation and amortization	574	801	1,709	2,271
Relocation expense	—	—	—	211

Adjusted EBITDA	$2,411	$5,764	$8,731	$11,939

Net income	$1,004	$2,841	$3,776	$5,026
Provision for income taxes	733	1,942	2,741	3,524
Depreciation and amortization	574	801	1,709	2,271
Relocation expense	—	—	—	211
Interest expense	80	143	396	694
Other expense-net	20	37	109	213

Adjusted EBITDA	$2,411	$5,764	$8,731	$11,939

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